UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 30, 2007 (August 27, 2007)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-804

13-1885030

(Commission File Number)

(IRS Employer Identification No.)

200 Park Avenue, New York, New York

10166

(Address of Principal Executive Offices)

(Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On August 27, 2007, Sequa Corporation (the “Company”) entered into a Loan Agreement (the “Agreement”) with Bank of America, N.A (“Bank of America”) under which Bank of America has agreed to provide a $25,000,000 revolving line of credit to the Company (the “Line of Credit”) to be used for general working capital purposes. Interest on the Line of Credit will be payable at an annual rate of LIBOR plus 75 basis points and will adjust periodically.

The Agreement provides for customary defaults and cross-defaults to other credit arrangements to which the Company is a party, including the Indenture (the “Indenture”) dated as of July 29, 1999 between the Company and Harris Trust Company of New York, as trustee, relating to the Company’s 9% Senior Notes due August 1, 2009 (the “2009 Notes”).  Copies of the Indenture and the 2009 Notes were filed with the Securities and Exchange Commission on November 8, 1999.

The Line of Credit will terminate upon the earlier of August 26, 2008 or a “Change of Control” of the Company (as such term is defined in Securities Resolution No. 1 of the Company relating to the terms of the 2009 Notes).

In addition to the Line of Credit, Bank of America provides various cash management services to the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the Loan Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUA CORPORATION

By: /s/ Kenneth J. Binder

Name: Kenneth J. Binder

Title:

Executive Vice President, Finance; Chief Financial Officer

Dated:  August 30, 2007

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